UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9555 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:   (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 3, 2020, Zynex, Inc. (“Company”) entered into an Amendment (the “Amendment”) to its Sublease Agreement (“Sublease”) with CSG Systems, Inc. for an additional 22,546 square feet of office space at its current headquarters location at Two Maroon Circle, located at 9555 Maroon Circle, Englewood, CO 80112. The term of sublease for the additional space begins on the later of the completion of the Expansion Work (as defined in the Amendment) or January 1, 2020 and runs through June 30, 2023, with an option to extend the term for an additional two years through June 30, 2025. From the effective dates through October 31, 2020, the rent per square foot is $13.00, increasing to $21.75 per square foot from November 1, 2020 through October 31, 2021. Annual periods beginning November 1, 2021, the price per square foot increases by an additional $1 per square foot. The Company is also obligated to pay its proportionate share of building operating expenses. The Amendment is subject to customary lease terms and conditions, including provisions relating to mandatory insurance and remedies upon default.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment attached as Exhibit 10.1 hereto, which is incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d)	Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
10.1	Fourth Amendment to the Sublease Agreement between Zynex, Inc. and CSG Systems, Inc.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date:	January 7, 2020	By:	/s/ Daniel J. Moorhead
Daniel J. Moorhead
Chief Financial Officer